                             DISTRIBUTION AGREEMENT


This Agreement ("Agreement") is made on the 27th day of January, 2000, by and between SBL Fund (the "Fund") and Security Distributors, Inc. ("SDI").

WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate series (the "Series") with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Fund has adopted a Brokerage Enhancement Plan (the "Brokerage Plan" or the "Plan"), under which the Fund may, subject to the requirement to seek best price and execution, direct Security Management Company, LLC or any sub-adviser of a Series (each a "Sub-Advisor") to allocate brokerage in a manner intended to increase the distribution of the Fund's shares; and

WHEREAS, in order to effect the purposes of the Plan, the Fund wishes to enter into a distribution agreement with SDI with respect to the Series listed on Exhibit A (attached hereto) which may from time to time be amended; and

WHEREAS, SDI wishes to render the services hereunder to the Fund;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment and Acceptance. The Fund hereby appoints SDI as distributor of the Shares of the Series set forth on Schedule A on the terms and for the period set forth in this Agreement, and SDI hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

2.   General Provisions.

     (a) In performing its duties as distributor, SDI will act in conformity with the registration statement of the Fund on Form N-1A ("the Prospectus"), as amended from time to time and with any instructions received from the Board of Directors of the Fund (the "Board"), the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1940 Act, and all other applicable federal and state laws and regulations.

     (b) SDI holds itself available to receive orders for the purchase or redemption of Shares and will accept or reject orders to purchase or redeem such Shares on behalf of the Fund in accordance with the provisions of the Prospectus, and will transmit such orders as are so accepted to the Fund's transfer agent promptly for processing.

     (c) SDI shall not be obligated to sell any certain number of Shares. Except as provided in this Agreement, no commission or other fee will be paid to SDI in connection with the sale of Shares.

3. SDI Expenses. During the term of this Agreement, SDI will bear all its expenses incurred in complying with this Agreement including the following expenses:

     (a) costs of sales presentations, preparation and delivery of advertising and sales literature, and any other marketing efforts by SDI in connection with the distribution or sale of Shares; and

     (b) any compensation paid to employees of SDI in connection with the distribution or sale of the Shares.

     Notwithstanding anything in this Agreement to the contrary, SDI may be reimbursed for expenses, may pay for expenses, or otherwise use the payments, credits, benefits or other services available under the Brokerage Plan to cover the expenses incurred under this Agreement to the extent permitted by the terms of the Brokerage Plan.

4. Fund Expenses. The Fund shall bear all of its expenses including, but not limited to:

     (a)  preparation and setting in type, printing and distributing reports and
          other   communications,   proxies,   prospectuses  and  statements  of
          additional of information to existing shareholders;

     (b) registration of the Fund's Shares with the Securities and Exchange Commission, and registration or notification of the sale of the Shares with any applicable state securities commissioners; and

     (c)  qualification   of  the  Fund's  Shares  for  sale  in   jurisdictions
          designated by SDI.

5.   Sale of Shares by Distributor.

     (a) SDI agrees that (i) all Shares sold by SDI pursuant to this Agreement shall be sold at the net asset value as described in the Fund's Prospectus and (ii) the Fund shall receive 100% of such net asset value.

     (b) All orders received by SDI and transmitted to the Fund shall be subject to acceptance and confirmation by the Fund.

6. Brokerage Plan. In accordance with the terms of the Brokerage Plan, the Fund, on behalf of a Series, shall make available to SDI, amounts derived from brokerage commissions paid by the Series in connection with its portfolio transactions. Such amounts shall be expended by SDI to finance the distribution related activities described in the Plan. The Fund, on behalf of a Series, shall also make available to SDI, the payments, brokerage credits, benefits or other services received from broker-dealers executing portfolio transactions on behalf of a Series. Such payments, credits, benefits or other services shall be used by SDI to finance the distribution related activities described in the Plan.

7. Reservation of Right Not to Sell. The Fund reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

8.   Construction of Agreement.

     (a) No provision of this Agreement is intended to or shall be construed as protecting SDI against any liability to the Fund to the Fund's security holders to which SDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

     (b) Terms or words used in the Agreement, which also occur in the Articles of Incorporation or Bylaws of the Fund, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Fund.

9. Effective Date and Termination of this Agreement. This Agreement shall become effective at the date and time that the Fund's Prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the Securities Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Directors or by the vote of a majority (as defined in the 1940
     Act) of the outstanding voting securities of the applicable Series of the Fund and, in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

     This Agreement may be terminated at any time without the payment of any penalty by the Fund by giving SDI at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by SDI at any time by giving the Fund at least sixty (60) days' previous written notice of such intention to terminate.

     This  Agreement  shall  terminate   automatically   in  the  event  of  its
     assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

10. Notices. Notices of any kind to be given to SDI by the Fund shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to 700 SW Harrison, Topeka, Kansas 66636, or at such other address or to such individual as shall be specified by SDI to the Fund. Notices of any kind to be given to the Fund shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to 700 SW Harrison, Topeka, Kansas 66636 or at such other address or to such individual as shall be specified by the Fund.

11. Non-Exclusivity. The services of SDI to the Fund under this Agreement are not to be deemed exclusive, and SDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

12. Reports. SDI shall prepare reports for the Board of Directors of the Fund on a quarterly basis showing such information as shall be reasonably requested by the Board from time to time.

13. Independent Contractor. SDI shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way other than as specifically set forth herein. It is understood and agreed that SDI, by separate agreement with the Fund, may also serve the Fund in other capacities.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15. Governing Law. This Agreement shall be governed by the laws of Kansas, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Exchange Act, the Securities Act, or any rule or order of the Securities and Exchange Commission to any national or regional self-regulating organization, such as the National Association of Securities Dealers.

16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           SBL FUND

                                           By:     JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, Vice President

ATTEST:

By:  AMY J. LEE
     ------------------------------
     Amy J. Lee, Secretary


                                           SECURITY DISTRIBUTORS, INC.

                                           By:     RICHARD K RYAN
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  AMY J. LEE
     ------------------------------
     Amy J. Lee, Secretary

                                    EXHIBIT A

                                    SBL FUND

Series A (Growth Series)
Series B (Growth-Income Series)
Series C (Money Market Series)
Series D (Worldwide  Equity Series)
Series E (High Grade Income Series)
Series H (Enhanced Index Series)
Series I (International Series)
Series J (Mid Cap Series)
Series K (Global  Strategic Income Series)
Series M (Global Total Return Series)
Series N (Managed Asset Allocation Series)
Series O (Equity Income Series)
Series P (High Yield Series)
Series S (Social Awareness Series)
Series V (Value Series)
Series X (Small Cap Series)
Series Y (Select 25 Series)

January 27, 2000

                       AMENDMENT TO DISTRIBUTION AGREEMENT


WHEREAS, SBL Fund (the "Fund") and Security Distributors, Inc. ("SDI") are parties to a Distribution Agreement dated January 27, 2000 (the "Distribution Agreement"), under which SDI acts as distributor of the Fund; and

WHEREAS, on February 4, 2000, the Board of Directors of the Fund authorized the Fund to offer its common stock in five new series designated as Series G, Series L, Series Q, Series T and Series W; and

WHEREAS, on February 4, 2000, the Board of Directors approved the amendment of the Distribution Agreement to provide that SDI would act as distributor of Series G, Series L, Series Q, Series T and Series W under the terms and conditions of the Distribution Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and SDI hereby amend the Distribution Agreement, dated January 27, 2000, as follows, effective May 1, 2000:

    1. Exhibit A shall be deleted in its entirety and the attached Exhibit A inserted in lieu thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this 1st day of May, 2000.

                                           SBL FUND

                                           By: JOHN D. CLELAND
                                               ---------------------------------
                                               John D. Cleland, President

ATTEST:

AMY J. LEE
-----------------------------------
Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By: GREGORY J. GARVIN
                                               ---------------------------------
                                               Gregory J. Garvin, President

ATTEST:

AMY J. LEE
-----------------------------------
Amy J. Lee, Secretary

                                    SBL FUND

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A

Series A
Series B
Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series O
Series P
Series Q
Series S
Series T
Series V
Series W
Series X
Series Y

May 1, 2000